As filed with the Securities and Exchange Commission on March 3, 2008
Registration No. 333-145211

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 4)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Charleston Basics, Inc.
 (Exact name of Registrant as specified in its charter)

Delaware	5900	20-4748555
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Charleston Basics, Inc.
1701 Avenue I
Brooklyn, NY 11230
(718) 258-7528
 (Address and Telephone Number of Principal Executive Offices)

1701 Avenue I
Brooklyn, NY 11230
 (Address of principal place of business or intended principal place of business)

Harvard Business Services, Inc.
16192 Coastal Highway
Lewes, Delaware 19958
(800) 345-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 per share(1)	41,720	$0.50(2)	$20,860	$1.00
Total	41,720	$0.50(2)	$20,860	$1.00(3)

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities.  Although the registrant’s common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.50 per share.  In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

Charleston Basics, Inc.

41,720 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 41,720 shares of common stock, par value $0.0001, of Charleston Basics, Inc. which are issued and outstanding and held by persons who are stockholders of Charleston Basics, Inc.

The selling security holders will be offering their shares of common stock at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is  ______ __, 2008

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Charleston Basics, Inc. was incorporated under the laws of the State of Delaware on April 4, 2006.  We are an early stage company engaged in the sale of outdoor camping goods such as tents, sleeping bags, blankets and cots.

Our offices are currently located at Charleston Basics, Inc., 1701 Avenue I, Brooklyn, NY 11230.  Our telephone number is (718) 258-7528.  We have an internet website at the following URL: www.procurementhub.com. Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

The Offering

Securities offered:	41,720 shares of common stock

Offering price :	$0.50 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	6,043,720 shares of common stock

Shares outstanding after offering:	6,043,720 shares of common stock.

Our executive officers and directors currently own 99.3% of our outstanding common stock.  As a result, our executive officers and directors have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

Balance sheet	Charleston Basics, Inc. December 31, 2007	Charleston Basics, Inc. March 31, 2007
Current Assets
Cash and cash equivalents	$26,527	19,540
Accounts Receivable	64,718	79,601
Inventory	17,069	68,212
Miscellaneous Receivable	3,650	0
Total Current Assets	111,964	167,353

Intangible assets (net of amortization of $5,869)	4,194	6,709
Total Assets	$116,158	174,062

STATEMENT OF INCOME	Charleston Basics, Inc. for the nine months ended December 31, 2007	Charleston Basics, Inc. for the Period from April 4, 2006 (Inception) to March 31, 2007
Sales, net	$570,323	2,126,324
Cost of sales	425,751	1,220,632
Gross profit	144,572	905,692
Selling, general and administrative expenses	254,769	914,294
Income (Loss) from operation	(110,197)	(8,602)
Provision for income taxes	5,485	624
Net Income	$(115,682)	(9,226)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1.           Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We were incorporated on April 4, 2006. We have begun offering our products for sale on our website, www.procurementhub.com and by telephone. Since our inception, we have not entered into any contracts or significant relationship, other than an exclusive agreement with Buzz Off Insect Shield, LLC, a North Carolina limited liability company (“Buzz Off”), pursuant to which Buzz Off will treat select products of ours with insect repellant. Our limited operating history, based upon limited revenues and a lack of profitability makes it difficult to evaluate our business on the basis of historical operations. As a consequence, our past results may not be indicative of future results. Although this is true for any business, it is particularly true for us because of our limited operating history. Reliance on historical results may hinder our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. For example, if we overestimate our future sales for a particular period or periods based on our historical growth rate, we may increase our overhead and other operating expenses to a greater degree than we would have if we correctly anticipated the lower sales level for that period and reduced our controllable expenses accordingly. If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses.

2.           The revenue of our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

Our business model is to generate revenues from the sale of rugged outdoor apparel and camping and survival goods to small and medium size private businesses as well as to government agencies. Our apparel line includes items such as shirts, pants, hats, coats, jackets, gloves and footwear, generally used by military, security or EMT workers. Our outdoor camping and survival products include items such as sleeping bags, hammocks, blankets, cots, chairs, stools, ropes, duffle bags, canteens and cookware.

Our business model is new, and our ability to generate revenue is unproven. During the fiscal year ended March 31, 2007 and the nine months ended December 31, 2007, a significant portion of our revenues was generated from our larger customers. Targeting governmental agencies is especially risky because such customers may be subject to budget cuts, budgetary constraints or a reduction or discontinuation of funding. Therefore, it is not possible for us to predict the future level of demand for our products that will be generated by these customers or the future demand for the products in the end-user marketplace. Our customer concentration exposes us to the risk of changes in the business condition of any of our major customers and to the risk that the loss of a major customer would materially adversely affect our results of operations.

Our success is dependent on our ability to develop and then expand our customer base. We cannot guarantee that we will ever be successful in doing this in order to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.           We may require additional funding in the future and our operations could be curtailed if we are unable to obtain required additional funding when needed.

For the year ended March 31, 2007, we had gross revenues of $2,126,324, cost of sales of $1,220,632 and gross profits of $905,692.  For the nine months ended December 31, 2007, we had revenues of $570,323, cost of sales of $425,751 and gross profits of $144,572.  If we continue to realize gross margins similar to our historical amounts, we will continue to have cash flow problems and will not be able to fund our operating expenses over the next twelve months. We anticipate that we will require a minimum of $250,000 to fund our activities for the next twelve months. We hope that we may be able to increase sales and thereby increase our cash position. However, there is no assurance that we will be successful in this regard or that the increase in sales will raise cash positions to sufficient levels. We may therefore require additional funding to sustain operations through the next twelve months. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

 4.           Two of our customers accounted for approximately 97% of total sales during the fiscal year ended March 31, 2007 and one of them accounted for 20% of our total sales during the nine months ended December 31, 2007. Any negative change in our relationship with our major customers could have significant negative effects on revenues and profits.

Two of our customers, Texas Procurement Commission and Out In Style, accounted for approximately 97% of our total sales during the fiscal year ended March 31, 2007. Total sales to Texas Procurement Commission, a governmental end user, accounted for approximately 86% of our total sales, while Out In Style, a commercial reseller of outdoor products, accounted for approximately 11% of such sales during the fiscal year ended March 31, 2007.  During the nine month ended December 31, 2007, Ever Ready First Aid Company, a commercial reseller of emergency products, and Out In Style accounted for 75% of our total sales.  Ever Ready First Aid Company accounted for 57% of our total sales, while Out In Style accounted for 20% of such sales.

Our financial success is directly related to the willingness of our customers to continue to purchase our products. Failure to fill customers’ orders in a timely manner could harm our relationships with our customers.  Furthermore, if our major customers experience planning or budgetary constraints, significant downturn in their businesses, or fail to remain committed to our products or brands, then these customers may reduce or discontinue purchases from us, which could have an adverse effect on our business, results of operations, and financial condition.

5.      Our quarterly results are subject to significant fluctuations and any period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance.

Since the majority of the sales of our products are seasonal and coincide with the spring and summer outdoor camping season, we expect that our quarterly operating results will fluctuate significantly. Also, some of our products are used by governmental and private agencies for disaster relief efforts. Natural or man-made disasters will therefore probably have a significant impact on our sales volume but are by definition highly unpredictable and inconsistent.  Therefore we believe that quarterly revenues, expenses and operating results are likely to vary significantly in the future, that period-to-period comparisons of results of operations are not necessarily meaningful and that, as a result, such comparisons should not be relied upon as indications of future performance.

6.           We are dependent on two suppliers for the supply of our products, making us vulnerable to supply problems and price fluctuations, which could cause us to fail to meet the demands of our customers and could adversely affect our financial results to the extent we were unable to find replacement suppliers.

We depend on two major suppliers to supply us with the products that we resell by telephone and on our website. We primarily rely on Rothco, a wholesale distributor of outdoor apparel, camping and tactical gear and Global Imports, a company specializing in imports from China. We do not have any agreements with our suppliers. The loss of these suppliers could, in the short term, adversely affect our financial results until alternative supply arrangements are secured. In addition, there is no assurance that any new supply arrangements entered into by the Company will have terms as favorable as those contained in current supply arrangements.

7.           We may be unable to anticipate changes in consumer preferences for outdoor and camping goods, which may result in decreased demand for our products and may negatively affect our revenues and our operating results.

Our continued operation in the sales of outdoor camping and survival products is in large part dependent on our ability to anticipate selling products that appeal to the changing tastes, spending habits and preferences of customers. If we are not able to anticipate and identify new consumer trends and sell new products accordingly, demand for our products may decline and our operating results may be adversely affected. In addition, we may incur significant costs relating to identifying new consumer trends and marketing new products or expanding our existing product lines in reaction to what we perceive to be a consumer preference or demand. Such development or marketing may not result in the level of market acceptance, volume of sales or profitability anticipated.

8.           The loss of our Chief Executive Officer or our inability to recruit a suitable replacement may harm our business.

We are highly dependent on the Chief Executive Officer, Mr. Michael Lieber, to manage our overall operations and identify new products to expand our sales and enhance our existing product line. We do not maintain key man life insurance on any of our officers and directors. The loss of Mr. Lieber would have a material adverse effect on our business and operations. If we were to lose his services, or if he is not available to us when we need him, our ability to continue our business model would suffer and we may be forced to cease operations until such time as we could hire a suitable replacement.

9.           Our Chief Executive Officer owns a majority of the outstanding shares of our common stock and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our Chief Executive Officer, Michael Lieber presently owns 99.3% of our outstanding common stock and our secretary, Andrea Bereck, currently owns less than 1% of our outstanding common stock.  As a result, our Chief Executive Officer has substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Certificate of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us. Other stockholders may find the corporate decisions influenced by our Chief Executive Officer are inconsistent with the interests of other stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

10.           If we incur product liability, warranty and other claims against us, including wrongful death claims, our business, results of operations and financial condition may be harmed.

We may become subject, in the ordinary course of business, to litigation involving product liability and other claims, including wrongful death claims, related to personal injury and warranties. We do not maintain product liability insurance. If we do purchase product liability insurance in the future, we cannot be certain that our insurance coverage will be sufficient to cover all future claims against us. Any increase in the frequency and size of these claims may cause the premiums that we are required to pay for such insurance to raise significantly. It may also increase the amounts we pay in punitive damages, which may not be covered by our insurance.

Risks Relating To Our Common Shares

11.	We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 700,000,000 shares of common stock, par value $0.0001 per share, of which 6,043,720 shares are issued and outstanding. The future issuance of an additional 693,956,280 shares of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

12. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

13. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

14. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

15.	We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

16. Some of our current shareholders will become eligible in the future to sell their stock, which may adversely affect the market price of your stock.

Selling security holders, officers and directors have shares that are deemed “restricted securities” as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”). In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least one year, including any person who may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, the Company must have available adequate current public information with respect to itself. A person who is not deemed to be an "affiliate" of the Company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least two years would be entitled to sell such shares without regard to the various resale limitations under Rule 144(k).

On November 15, 2007, the SEC adopted an amendment to Rule 144 that will, among other things, shorten the holding period under Rule 144 for restricted securities from one year to six months. Under the revised rule, non-affiliates will be able to freely resell restricted securities after satisfying a six-month holding period, subject only to the public information requirement. After satisfying a 12-month holding period, non-affiliates may freely resell restricted securities without any additional requirements. The revised rule will also revise the manner of sale requirements for sales by affiliates. The amendment becomes effective on February 15, 2008. If selling security holders, officer and directors sell a significant number of common stock pursuant to Rule 144, the market price of our common stock may decline and the depressive effect of such sales, or potential sales could make it difficult for us to raise fund from other sources.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 41,720 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.50 per share to the selling security holders in private placements conducted in August 2006 through May 2007 pursuant to the exemptions from registration under the Securities Act provided by Regulation D of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.50 per share is based on the price at which the selling shareholders purchased the shares from us.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of February 28, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders at a purchase price of $0.50 per share in private placements made in August 2006 through May 2007, pursuant to the exemptions from the registration under the Securities Act provided by Regulations D of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 6,043,720 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
			# of Shares	% of Class
Allan D Vinitsky	2,000	2,000	0	0
Harvey Erwin Vinitsky	2,000	2,000	0	0
Breindy Katz	2,000	2,000	0	0
Barret Ehrlich	2,000	2,000	0	0
Joel Perkowski	2,000	2,000	0	0
David Perkowski	2,000	2,000	0	0
Gavriel Alexander	2,000	2,000	0	0
Esther Berger	2,000	2,000	0	0
Irving Berger	2,000	2,000	0	0
Judith Hochman	2,000	2,000	0	0
Joseph Lieber(2)	2,000	2,000	0	0
Irving Greenberg	2,000	2,000	0	0
Marcello Trebitsch	1,500	1,500	0	0
Allese Capital LLC(3)	1,500	1,500	0	0
Abraham Perkowski	1,000	1,000	0	0
Ariel Dov Baumann	1,000	1,000	0	0
Yoav Stern	720	720	0	0
Paul Zutler	500	500	0	0
Dov Aizikovich	500	500	0	0
Alexander Deutsch	500	500	0	0
Yosef Chaim Fischler	500	500	0	0
Shulem Mermelstein	500	500	0	0
Moshe Teichman	500	500	0	0
Moshe Zicherman	500	500	0	0
Itzhar Porath	500	500	0	0
Dov Fuchs	500	500	0	0
Aaron D Zutler	500	500	0	0
Susan Fischbein	500	500	0	0
Lillian Stein	500	500	0	0
Leslie Bokskor	500	500	0	0
Samuel Klepfish	500	500	0	0
Isaac Orbach	500	500	0	0
Joseph Neumann	500	500	0	0
Alex Babad	500	500	0	0
Hannah Gancz	500	500	0	0
Israel Brown	500	500	0	0
Aaron Zoldan	500	500	0	0
Benjamin Gross	500	500	0	0
Michael Einhorn	500	500	0	0
Abraham Waldman	500	500	0	0
Sam Koenig	500	500	0	0

(1)
Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 6,043,720 shares of common stock issued and outstanding as of February 28, 2008.

(2)	Joseph Lieber is the father of Michael Lieber, our President and Chief Executive Officer.

(3)	Marcello Trebitsch and his wife are the sole members of Allese Capital LLC.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering our shares of common stock at a price of $0.50 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

Until our common stock is listed and quoted on any market (anticipated to be the OTC Bulletin Board in the United States), the selling security holders, may, from time to time, sell all or portion of the shares of common stock at a fixed price of $.50 per share until a market develops.  If and when our stock is quoted on the OTC Bulletin Board, the selling security holders may sell their shares at the market price prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  The sale or potential sale of the shares under Rule 144 rather than pursuant to this prospectus may result in downward pressure on our common stock.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our common stock an opportunity to take advantage of any decrease in the value of our common stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling security holders sell a significant number of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale the offered shares pursuant to this prospectus and the depressive effect of such sales, or potential sales could make it difficult for us to raise fund from other sources.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 700,000,000 shares of common stock, par value $0.0001, of which 6,043,720 shares are issued and outstanding as of February 28, 2008. We sold 41,720  shares in a private placement held in August 2006 through May 2007 and have agreed to register said number of shares under the Securities Act for resale by the selling security holders.  Such shares being registered hereunder will be eligible for resale pursuant to the amendment to Rule 144, which was announced in November 2007 and will become effective 60 days after the amended rule is published in the Federal Register.  The sale of sale or potential sale of these shares may result in downward pressure on our stock price.

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 20,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of Delaware on April 4, 2006.  We are an early stage company engaged in the sale of outdoor camping and survival products as identified below.

Target Markets and Marketing Strategy

Our operational activities since our incorporation on April 4, 2006 consist primarily of direct telephone sales of our products mainly to commercial resellers and governmental agencies involved in emergency management and public safety.  We mainly sell outdoor gear with a special emphasis on outdoor clothing and camping and survival goods. Our clothing line consists primarily of rugged outdoor wear used by military, security or EMT personnel. These items include shirts, pants, hats, coats, jackets, gloves and footwear.  Our camping and survival product line include tents, sleeping bags, hammocks, blankets, cots, chairs, stools, ropes, duffle bags, hydropacks, knives, flashlights, canteens, and cookware.  More recently, we have been engaged in online sale of our products at our website www.procurementhub.com.

During the next 12 months, we will continue our marketing efforts toward executing our strategy of building a network of relationships with commercial resellers of outdoor and survival products, and governmental agencies. We also hope to target private institutional end-users, such as private, security companies, oil drilling and mineral mining firms which could use our clothing to outfit their employees and our tents and other gear to satisfy their temporary sleeping quarters or shelter requirements.

 Our other marketing initiatives will include the following: placement of print advertisements in small business, entrepreneurial, and special interest magazines; placement of advertisements and links to our website in industry focused websites; promoting our products at industry tradeshows; and entering into relationships with other website providers. We believe that these marketing initiatives will optimize our access to governmental agencies and commercial resellers.   We hope to execute our marketing strategy with the assistance of a marketing manager we intend to hire before the end of our current fiscal year which is March 31, 2008.

In addition, with our website now operational, we intend on hiring an outside consultant to manage an internet specific marketing campaign. Such marketing would include "pay-per-click" keyword campaigns on major search engines such as Google and Yahoo, Search Engine Optimization ("SEO"). SEO is the process of improving the volume and quality of traffic to a web site from search engines via "natural" ("organic" or "algorithmic") search results for targeted keywords. Usually, the higher a site "ranks", the more searchers will visit that site. Search engine optimization means ensuring that a web site is accessible to search engines and are focused in ways that help improve the chances they will be found.

An organic search is a process by which internet users find web sites having unpaid search engine listings, as opposed to using the pay per click (PPC) advertisement listings displayed among the search results.

Our marketing initiatives will create brand awareness and should help drive traffic to our website. We estimate that the marketing expenses for the next 12 months will be approximately $160,000, which includes the salary of a marketing manager.

Growth Strategy

Our objective is to become a leading provider of outdoor and survival products. We believe there are significant opportunities to increase our revenues through the further implementation of our operating strategy and by growing our customer base, both organically and through strategic acquisitions.

Key elements of our growth strategy for the next 12 months will focus on the most efficient methods to acquire new customers and increase sales with existing customers. We intend to implement our growth strategy through the following methods:

o	selectively expand our merchandise categories and product line;

o	target new categories of customers such as private security firms, oil drilling and mineral mining companies;

o	tailor our marketing, advertising and promotions to attract new customers and increase sales with existing customers;

o      actively seek to evaluate opportunities to develop or acquire businesses within attractive outdoor and survival product categories or with a similar customer base;

o	attend tradeshows in order to create awareness of our company and products;

o	hire an independent web developer to enhance our website; and

o
enhance relationships with clients by providing high quality customer service which will include low prices, efficient and timely product fulfillment using state of the art automated supply management system, and providing excellent communication channels between our company and our customers.

For the fiscal year ended March 31, 2007, we had approximately $2,100,000 in revenue and approximately $19,500 in cash. By comparison, for the nine months ended December 31, 2007, we had approximately $570,323 in revenue and approximately $26,527 in cash.  We do not have sufficient capital to operate our business. We believe that by employing our various growth strategies over the next 12 months, we may be able to increase sales and thereby increase our cash position. However, there is no assurance that we will be successful in this regard or that the increase in sales will raise cash positions to sufficient levels. We may therefore require additional funding to sustain operations through the next twelve months.

Although we generally intend, in the event that the Registration Statement is declared effective and its shares are quoted on the FINRA Bulletin Board, to raise additional funds, we have no specific plans, understandings or agreements with respect to such an offering, and may seek to raise the required capital by other means. No arrangements have been made with any third party with respect to such a private offering and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. Since we have no such arrangements or plans currently in effect, our inability to raise funds will have a severe negative impact on our ability to remain a viable company. Until such time as we are able to raise funds through the sales of our securities, the officers and directors have agreed orally to lend us funds. However, if we are not successful in raising additional financing or we raise only nominal financing, and our officers and/or directors do not lend us additional monies, we will not be able to proceed with our business plan and our business will likely fail. In such an event, our board of directors would most likely dissolve the business, unless an alternative means of supporting our business plan emerges, or another business opportunity presented itself.

Sourcing of Products

Our products are supplied to us by third party suppliers.  We depend primarily on two third-party suppliers, Global Imports and Rothco for the supply of our products. Global Imports accounted for more than 90% of our total purchases during the fiscal year ended March 31, 2007 and during the nine months ended December 31, 2007. The loss of any of these suppliers, especially Global Imports, could affect our ability to sell our products at competitive prices, which would decrease our sales or earnings.

Generally, we do not expect to enter into long-term supply agreements with vendors so that we do not obligate ourselves to any one supplier. Rather, we anticipate continuing to order inventory from various suppliers via purchase orders. Notwithstanding the foregoing statement, we may enter into supply agreements if their terms are favorable to us.

On May 29, 2007, we entered into an exclusive Vendor and License Agreement with Buzz Off Insect Shield, LLC, a North Carolina limited liability company (“Buzz Off”).  Buzz Off owns certain proprietary rights to the processes for the treatment of garments and other goods for insect repellency and the trademarks and other such rights related thereto.  Pursuant to such agreement, Buzz Off agreed to treat our textile gear products for insect repellency and granted us a non-exclusive, royalty-free license to use Buzz Off’s trademarks in the marketing and distribution of such products.  The products that are to be treated by Buzz Off include cot covers, blankets, hammocks, and folding chair covers.

Additionally, pursuant to the Vendor and License Agreement, Buzz Off granted to us exclusive rights to the treatment of folding cots and folding camp chairs until April 15, 2008.  In consideration for such exclusive rights, we agreed to order from Buzz Off treatment for at least 5,000 products by April 15, 2008 and an additional 5,000 products by April 15, 2009.  Buzz Off agreed to extend such exclusive rights until April 15, 2009 if we represent to Buzz Off in writing by March 1, 2008 that we will order from Buzz Off treatment for at least 20,000 products during the year ending April 15, 2009.  Buzz Off agreed to further extend such exclusive rights until April 15, 2010 if we represent to Buzz Off in writing by March 1, 2009 that we will order from Buzz Off treatment for at least 40,000 products during the year ending April 15, 2010.

Distribution and Fulfillment

We currently utilize the services of one fulfillment center, Fresh Warehousing & Fulfillment in Illinois with which we have a “pay as you go” arrangement.  We pay a set price of $3.50 per month per pallet space we use on a day to day basis. If we have no item in storage we pay nothing. Orders, whether placed by using our website or by telephone are sent by our company electronically to the fulfillment center. The item is then picked, packed and shipped directly to the customer. We are also charged a set price of $3.00 for each order that they process for us.  As our operation grows, we intend to utilize the services of other fulfillment centers throughout the United States to distribute our products. However, we do not intend to enter into any long-term warehouse agreements.

Competition

The outdoor and survival gear market is highly fragmented and competitive. We compete directly or indirectly with the following categories of companies:

•    other wholesalers such as Coleman, Rio, Stansport and The Sportsman’s Guide

  • other emergency survival resellers such as Fisher Safety, ProPac and EOD Technology.

Many of our competitors have a substantially greater market presence, name recognition and financial, distribution, marketing and other resources than we have. In addition, if our competitors reduce their prices, we may have to reduce our prices in order to compete. As a result of this competition, we may need to spend significant sums on advertising and promotion. If these competitors were to begin offering a broader array of competing products, or if any of the other factors listed above occurred, our revenues could be reduced or our costs could be increased, resulting in reduced profitability.

Seasonality

We anticipate that sales of our outdoor products will be concentrated in the spring and summer months and that we will achieve higher sales volumes during such months.  Periods of inclement weather may have a negative impact on the market demand for our camping and outdoor products.  Conversely, periods of extreme weather may impact our disaster relief products positively.

Government Regulation

We are subject to a variety of state laws and regulations relating to, among other things, advertising, pricing, charging and collecting state sales or use tax and product safety/restrictions.  We are subject to certain federal, state and local laws and regulations relating to the protection of the environment and human health and safety. We believe that we are in substantial compliance with the terms of environmental laws and that we have no liabilities under such laws that we expect to have a material adverse effect on our business, results of operations or financial condition.

Employees

We have 2 employees.

DESCRIPTION OF PROPERTY

The Company’s office is located in the home of Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and Director.  Mr. Lieber provides such office to the Company on a month-to-month basis for $1,500 per month.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of February 7, 2008, there were 6,043,720 common shares issued and outstanding, which were held by 43 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Results of Operation

For the period April 4, 2006 (inception) through March 31, 2007, we had $2,126,324 in revenues, cost of sales was $1,220,632 and gross profits were $905,692. Total operating expenses were $914,294, which resulted in a loss from operations in the amount of $8,602. The net loss during such period was $9,226. Some of our operating expenses include the following: Salaries & Commissions (736,485), Shipping (55,201), Professional fees (27,761) and rent (18,000).

The Company had two major customers who accounted for more than 97% of revenues during the year ended March 31, 2007.  Texas Building Procurement Commission, a governmental end user, accounted for 86% of total revenues and Out In Style, a commercial reseller of outdoor products, accounted for 11% of such revenues.

During the nine months ended December 31, 2007, we had $570,323 in revenues, cost of sales was $425,751 and gross profits were $144,572. Total operating expenses were $254,769 resulting in a loss from operations in the amount of $110,197. The net loss during such period was $115,682.

The Company had two major customers who accounted for more than 75% of our revenues during the nine months ended December 31, 2007.   One customer, Ever Ready First Aid Company, a commercial reseller and wholesale distributor of emergency products, accounted for more than 57% of our total revenues and Out In Style accounted for more than 20% of such revenues.

For the period April 4, 2006 (inception) through ended December 31, 2007, we had $2,071,756 in revenues, cost of sales was $1,200,958 and gross profits were $870,834. Total operating expenses were $477,323. The net income during such period was $ $393,511.

Texas Building Procurement Commission accounted for more than 90% of our revenues for the period April 4, 2006 (inception) through December 31, 2006.

Liquidity and Capital Resources

In a private placement completed in May 2007, we raised $20,860 from the 41 selling security holders. The proceeds from the sale of the shares were used to fund our operating expenses which include among others, professional fees, insurance, payroll and office expenses. As of December 31, 2007, we had a cash balance of $26,527.  We do not believe that such funds will be sufficient to fund our operating expenses over the next twelve months. If our operating revenues during the next twelve months are similar to those of the previous twelve months, we will not be able to finance our continued operations from our operating revenues and will have to raise the funds to pay for these expenses.  We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party.  There can be no assurance that additional capital will be available to us.  We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Morgenstern, Svoboda & Baer, CPA's, P.C. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Michael Lieber c/o Charleston Basics, Inc. 1701 Avenue I Brooklyn, NY 11230	34	President, Chief Executive Officer, Chief Financial Officer and Director

Andrea Bereck c/o Charleston Basics, Inc. 1701 Avenue I Brooklyn, NY 11230	27	Secretary, and Director

Michael Lieber.  Mr. Lieber has been the Chief Executive and Financial Officer and a director of the company from its inception. Mr. Lieber is also the manager and the sole member of Tradewise Associates L.L.C., a New York limited liability company, which is the holder of 99.3% of the issued and outstanding shares of common stock of the Company. Tradewise Associates L.L.C. has no business activity. From June 2005 through April 1, 2006, Mr. Lieber worked as a sales manager at Out in Style, Inc., commercial reseller of outdoor products. From April 2004 through April 2005, he was a sales manager at Paterson Mills, an institutional and health care design firm.  From April 2001 through April 2003, he was the founder and member-manager of Lieber & Weissman Securities, LLC, a stock trading firm.

Andrea Bereck. Ms. Bereck has been the secretary and a director of the company from its inception. She is currently a marketing associate at Sysco Foods, a position she has held since May 2006. From April 2005 through April 2006 she worked at Sara Lee Coffee & Tea were she was a gourmet sales specialist, establishing new businesses for recently launched gourmet coffee and espresso programs. From October 2004 through April 2005 Ms. Bereck was a sales representative for Serendipitea, Inc. where she established new customer accounts with restaurants, hotels, spas and retailers. From June 2003 through April 2004 she was an import specialist/assistant to vice president of sales for The National Christmas Company, Inc. and from June 1998 through March 2003 she was the compliance officer at Lieber & Weissman Securities. Ms. Bereck obtained her B.B.A. from Baruch College in New York in May 2003.

There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Morgenstern, Svoboda & Baer, CPA's, P.C.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on April 4, 2006, Michael Lieber has been our President, Chief Executive Officer, Chief Financial Officer and Director. We have no formal employment agreement with Mr. Lieber. Our board of directors agreed to compensate Mr. Lieber with an annual base salary equal to $106,600, as of October 2006; and commission equal to 11.5% of the Company’s gross revenues, until further notice. During the fiscal year ended March 31, 2007, Mr. Lieber was paid in aggregate $295,300 in compensation for his services.  Such amount consisted of $53,300 as base salary, and $242,000 as commission.

During the nine months ended December 31, 2007, Mr. Lieber was paid a total of $82,000 in salary. No commission was paid to Mr. Lieber during the nine months ended December 31, 2007. Any commission to be paid to Mr. Lieber will be determined by the board of directors of the Company during the next fiscal year.

We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.  Since our incorporation on April 4, 2006, no stock options or stock appreciation rights were granted to any of our directors or executive officers.

The following table sets forth information concerning the compensation paid or earned during the period from April 4, 2006 (inception) until March 31, 2007, for services rendered to our Company in all capacities by the following persons: (i) all individuals who served as the principal executive officer or acting in a similar capacity during the fiscal year ended March 31, 2007, regardless of compensation level; (ii) all individuals who served as officers at March 31, 2007 and whose total compensation during the fiscal year ended March 31, 2007, exceeded $100,000; and (iii) up to two additional individuals who served as officers during the fiscal year ended March 31, 2007 and whose total compensation during the fiscal year ended March 31, 2007 exceeded $100,000, regardless of whether they were serving as officers at the end of such fiscal year.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Michael Lieber(1)	2006	53,300	0	0	0	0	0	242,000(2)	295,300

(1) Mr. Lieber has been serving as our Director, Chief Executive Officer, and Chief Financial Officer since April 4, 2006.

(2) Represents amounts paid as commission.  Such commission is equal to 11.5% of the Company’s gross revenues during the applicable period.

Outstanding Equity Awards

During the fiscal year ended March 31, 2007, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

During the nine months ended December 31, 2007, Mr. Lieber was paid a total of $82,000 in salary. No commission was paid to Mr. Lieber during the nine months ended December 31, 2007. Any commission to be paid to Mr. Lieber will be determined by the board of directors of the Company during the next fiscal year. Except as set forth above under the section entitled “Summary Compensation,” none of our directors has received any compensation for the services rendered to our Company in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 28, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,043,720 shares of our common stock issued and outstanding as of February 7, 2008.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Charleston Basics, Inc., 1701 Avenue I, Brooklyn, NY 11230.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Tradewise Associates LLC(1)	Common	6,000,000	99.3%

Michael Lieber(1)	Common	6,000,000(2)	99.3%

Andrea Bereck	Common	2,000	Less than one percent

Directors and Officers as a Group (2 persons)	Common	6,002,000	99.3%

(1) The sole member and manager of Tradewise Associates LLC is Michael Lieber, who is our Chief Executive Officer, Chief Financial Officer, and a Director.

(2) Includes 6,000,000 shares of common stock owned by Tradewise Associates LLC, whose sole member and manager is Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and a Director.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 4, 2006, we issued 6,000,000 shares of our common stock to Tradewise Associates LLC.  The sole member and manager of Tradewise Associates LLC is Michael Lieber, our President, Chief Executive Officer, Chief Financial Officer, and a Director.  The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $600.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lieber was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On April 4, 2006, we issued 2,000 shares of our common stock to Andrea Bereck, an officer and director of the Company. The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $0.20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Ms. Bereck is a director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

The Company’s office is located in the home of Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and Director.  Mr. Lieber has been providing such office to the Company since April 3, 2006 for $1,500 per month on a month-to-month basis.

During the fiscal year ended March 31, 2007, Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and Director, lent $202,500 to the Company for working capital purposes and the purchase of inventory. Such loan was evidenced by a promissory note, dated August 24, 2006, made by the Company in the favor of Mr. Lieber, in the principal amount of $202,500.  Pursuant to the terms of the promissory note, no interest was to accrue on the unpaid principal balance.  As of February 7, 2007, the entire principal balance of the promissory note was repaid by the Company.

On June 28, 2007, Micheal Lieber, our President, Chief Executive Officer, Chief Financial Officer, and Director, lent $123,000 to the Company for working capital purposes and the purchase of inventory.  Such loan was evidenced by a promissory note, dated June 28, 2007, made by the Company in the favor of Mr. Lieber, in the principal amount of $123,000.  Pursuant to the terms of the promissory note, no interest shall accrue on the unpaid principal balance.  The principal balance will be repaid in installments or in one lump sum, commencing within six months after the date of the promissory note and continuing until it the balance paid in full.  As of February 29, 2008, the entire principal balance of the promissory note has been repaid.

During the nine months ended December 31, 2007, Mr. Lieber made additional loans to the Company of in the aggregate of $225,500. Pursuant to a Promissory Note dated August 21, 2007, Mr. Lieber lent the Company $150,000. Pursuant to the terms of the promissory note, no interest was to accrue on the unpaid principal balance. As of February 29, 2008 the Company repaid Mr. Lieber $13,500 of the $150,000. Mr. Lieber also made additional informal loans to the Company in the aggregate of $75,500. The loans bear no interest and are payable upon demand. As of February 29, 2008 the entire $75,500 has been repaid.

We believe that the terms of these transactions reflect, and will continue to reflect, terms that would be no less favorable to us than those that would be available between unrelated third parties.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$16,500

SEC registration fee	1

Legal fees and other expenses*	25,000

Total*	$41,501
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Morgenstern, Svoboda & Baer, CPA's, P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

CHARLESTON BASICS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2007

MORGENSTERN,SVOBODA & BAER, CPA’s, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-Mail: msbcpas@gmail.com

Board of Directors and Stockholders of
Charleston Basics, Inc.

We have reviewed the accompanying balance sheet of Charleston Basics, Inc. as of December 31, 2007 and the condensed statement of operations for the three and nine months ended December 31, 2007 and statement of cash flows and shareholders’ equity for the nine months then ended. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Charleston Basic, Inc. as of March 31, 2007 and the related statements of operations, retained earnings, and statements of cash flows for the year then ended; and in our report dated July 26, 2007, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet, as of December 31, 2007, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Morgenstern, Svoboda & Baer, CPA’s PC
Certified Public Accountants

New York, NY
February 27, 2008

CHARLESTON BASICS, INC.

BALANCE SHEETS
DECEMBER 31, 2007 AND MARCH 31, 2007
ASSETS	12/31/2007	03/31/2007
Current Assets
Cash and cash equivalents	$26,527	$19,540
Accounts receivable, net	64,718	79,601
Inventory	17,069	68,212
Miscellaneous receivable	3,650	-

Total Current Assets	111,964	167,353

Property & equipment, net

Intangible assets (net of amortization of $5,869)	4,194	6,709

Total Assets	$116,158	$174,062

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,939	$10,038
Accrued expenses	21,167	155,540
Loan from Stockholder	196,500	-
Total Current Liabilities	219,606	165,578
Stockholders' Equity

Preferred stock, $.0001 par value 20,000,000 shares authorized, none outstanding
Common stock, $.0001 par value, 700,000,000 shares	604	604
authorized; 6,043,720 & 6,036,220 issued &
& outstanding 12/31/07 and 3/31/07
Additional paid in capital	20,856	17,106

Accumulated deficit	(124,908)	(9,226)
Total Stockholders' Equity	(103,448)	8,484
Total Liabilities and Stockholders' Equity	$116,158	$174,062

The accompanying notes are an integral part of these financial statements.

CHARLESTON BASICS, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE & NINE MONTHS ENDED DECEMBER 31, 2007

	3 MONTHS 12/31/2007	9 MONTHS 12/31/2007

Sales, net	$81,045	570,323

Cost of sales	65,147	425,751
Gross profit	15,898	144,572

Selling, general and administrative expenses	84,761	254,769
Income (loss) from operations	(68,863)	(110,197)

Income (loss) before income taxes	(68,863)	(110,197)

Provision for income taxes	-	5,485
Net income (loss)	$(68,863)	(115,682)

The accompanying notes are an integral part of these financial statements.

CHARLESTON BASICS, INC.
STATEMENTS OF CASH FLOWS
FOR THE THREE & NINE MONTHS ENDED DECEMBER 31, 2007

	3 MONTHS	9 MONTHS
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(68,863)	$(115,682)
Adjustments to reconcile net income to net cash
provided by operating activities:

Depreciation and amortization	838	2,515
(Increase) / decrease in assets:
Accounts receivables	274,997	14,883
Inventory	61,216	51,143
Other current assets	(3,650)	(3,650)
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	(101,440)	(140,974)
Taxes payable	(624)	(1,498)

Net cash provided (used) by operating activities	162,474	(193,263)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment to)/Loan from Stockholder - net	(147,500)	196,500
Stock issuance and capital paid in	-	3,750
Net Cash (used) provided by Financing Activities	(147,500)	200,250

Net change in cash and cash equivalents	14,974	6,987
Cash, beginning balance	11,553	19,540
Cash, ending balance	$26,527	26,527
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$-	7,117
Interest payments	$-	-

The accompanying notes are an integral part of these financial statements.

CHARLESTON BASICS, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE NINE MONTHS ENDED DECEMBER 31, 2007

			Additional	Retained Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Deficit
Balance – April 1, 2007	6,036,220	$604	$17,106	$(9,226)	$8,484
Stock issuance and additional paid in capital	7,500	-	3,750	-	3,750

Net loss for the period	-	-	-	(115,682)	(115,682)
Balance December 31, 2007	6,043,720	$604	$20,856	$(124,908)	$(103,448)

The accompanying notes are an integral part of these financial statements.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 1 - ORGANIZATION

Charleston Basics, Inc. (the “Company”) was incorporated on April 4, 2006 under the laws of the State of Delaware. The Company is now engaged in the sale of outdoor camping goods and tactical gear.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principals Board (“APB”) Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2007 there were no significant impairments of its long-lived assets.

Inventory

Inventories are valued at the lower of cost (determined on first in/first out basis) or market. Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2007, inventory consisted of finished goods valued at $17,069.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104, “Revenue Recognition”. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.  For the nine months ended  December 31, 2007, it amounted to $366. The Company does not have any cooperative agreements with its vendors and therefore did not receive any payments toward advertising from them.

 Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2007, the Company had no deferred income taxes.

Intangibles

Since inception, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” (“SFAS 142”), which addresses financial accounting and reporting for goodwill and other intangible assets after they have been initially recognized and supersedes APB Opinion No. 17, “Intangible Assets.” The Company periodically evaluates the carrying value of intangible assets to be held and used in accordance with SFAS 142 to assess impairment of intangible assets subject to amortization when events or change in circumstances indicate that the carrying amount of the intangible assets may not be recoverable on a non discounted basis. Intangible assets are amortized using the straight-line method over their estimated period of benefit. Evaluation of the recoverability of intangible assets is made annually to take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. Based on its review, the company believes that, as of December 31, 2007, there were no impairments of intangible assets. The Company spent $10,063 on websites as of year ending March 31, 2007.  The estimated future amortization expense related to intangibles as of December 31, 2007 is as follows:

2008	$3,355
2009	$ 839

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. As of December 31, 2007, management expects to fully collect the Company’s account receivable.  Therefore, no amount was set as an allowance for accounts receivable.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Segment Reporting

SFAS No. 131, “Disclosure about the Segments of an Enterprise and Related Information,” requires use of the management approach model for segment reporting. The management approach model is based on how a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company presently has only one operating segment.

Recent Accounting Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.”  SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("SFAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, “Determining the Amortization Period for Leasehold Improvements” ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its financial position or results of operations.

In June 2005, the FASB Staff issued FASB Staff Position 150-5 (“FSP 150-5”), “Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable.”  FSP 150-5 addresses whether freestanding warrants and other similar instruments on shares that are redeemable, either puttable or mandatorily redeemable, would be subject to the requirements of FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” regardless of the timing or the redemption feature or the redemption price. The FSP is effective after June 30, 2005.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140” (“SFAS 156”). SFAS 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006, FASB issued SFAS 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R).” This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.

An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.           A brief description of the provisions of this Statement
b.            The date that adoption is required
c.            The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.  The management is currently evaluating the effect of this pronouncement on financial statements.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Asset and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair market value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial conditions or the results of operations.

Note 3 – COMMITMENTS

The Company leases office space from related party for $1,500 per month on a month-to-month basis.  The Company expenses all rental costs as incurred. For the nine months ended December 31, 2007, it amounted to $13,500. This payment is inclusive of use of the office equipment; therefore company did not acquire any office furniture or equipment. The cost of web site was capitalized and amortized as intangible assets as required by generally accepted accounting principles. There is no formal lease agreement existing at the present that obligates company to record any future minimum payments.

Note 4 – RELATED PARTIES

The Company borrowed during the year from a shareholder and owes him $196,500 plus accrued interest.  In addition, the Company paid him $82,000 in salary.

Note 5 – MAJOR CUSTOMERS AND CONCENTRATED CREDIT RISK

The Company had two major customers who accounted for more than 75% of revenues during the nine months ended December 31, 2007.  One customer accounted for 57% and the second for 20% of the company’s sales and 99% of accounts receivable at December 31, 2007. The company had one major vendor during the nine months ended December 31, 2007 who accounted for more than 85% of the total purchases.  The Company primarily sells to governmental bodies who deal with natural and man-made disasters. Their planning and budgeting for these events may significantly affect the result of operations.

CHARLESTON BASICS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 6 – INCOME TAXES

The Company is governed by the US Income Tax Laws, as well as by laws of New York State and New York City. Pursuant to the US, NYS and NYC Income Tax Laws, the Company estimated its tax expense to be in the amount of $5,485 as of December 31, 2007.

The following is a reconciliation of income tax expense:

December 31, 2007

Current                                                       $5,485
Deferred                                                          -      .

Total                                                          $ 5,485

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporations Law and our bylaws.

Under the Delaware General Corporations Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation.  Our Certificate of Incorporation does not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange

Securities and Exchange Commission registration fee	$1
Legal fees and miscellaneous expenses (1)	25,000
Accounting fees and expenses (1)	16,500
Total (1)	$41,501

(1) Estimated

RECENT SALES OF UNREGISTERED SECURITIES

On April 4, 2006, we issued 6,000,000 shares of our common stock to Tradewise Associates LLC.  The sole member and manager of Tradewise Associates LLC is Michael Lieber, our Chief Executive Officer, Chief Financial Officer, and a Director.  The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $600.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lieber was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On April 4, 2006, we issued 2,000 shares of our common stock to Andrea Bereck, our Secretary and a Director.  The purchase price paid for such shares was equal to their par value, $0.0001 per share, and amounted in the aggregate to $0.20.  The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Ms. Bereck was our founding officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In August 2006 through May 2007, we issued 41,720 shares of common stock to 41 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.  The consideration paid for such shares was $0.50 per share, amounting in the aggregate to $20,860.  Each of the purchasers was an accredited investor, and the Company conducted the private placement without any general solicitation or advertisement and a restriction on resale.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*
3.2	By-Laws of Registrant*
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*
10.1	Form of Regulation D Subscription Agreement *
10.2	Vendor and License Agreement, dated May 29, 2007, between the Registrant and Buzz Off Insect Shields, LLC*
10.3	Promissory Note, dated August 24, 2006, in the original principal amount of $202,500, made by the Registrant in favor of Michael Lieber*
10.4	Promissory Note, dated June 28, 2007, in the original principal amount of $123,000, made by the Registrant in favor of Michael Lieber*
10.5	Promissory Note, dated August 21, 2007, in the original principal amount of $150,000, made by the Registrant in favor of Michael Lieber.*
23.1	Consent of Morgenstern, Svoboda & Baer, CPA's, P.C. †
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)*

*Previously filed
† filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(D) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1/A and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on March 3, 2008.

CHARLESTON BASICS, INC.

By:           /s/  Michael Lieber
Name:      Michael Lieber
Title:       Chief Executive Officer, Chief
Financial Officer, and Director
(Principal Executive, Financial,
and Accounting Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Lieber, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

March 3, 2008	/s/ Michael Lieber	Michael Lieber	Chief Executive Officer, Chief Financial Officer, and Director

March 3, 2008	/s/ Andrea Bereck	Andrea Bereck	Secretary and Director